           As filed with the Securities and Exchange Commission on June 26, 1998
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________

                             APPLIED IMAGING CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ____________________

          DELAWARE                                           77-012490
 ---------------------------                               --------------
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             ____________________

                          2380 WALSH AVENUE, BLDG. B
                             SANTA CLARA, CA 95051
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                       1998 INCENTIVE STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                             ____________________

                             JACK GOLDSTEIN, PH.D.
                            CHIEF EXECUTIVE OFFICER
                             APPLIED IMAGING CORP.
                          2380 WALSH AVENUE, BLDG. B
                             SANTA CLARA, CA 95051
                                (408) 562-0250
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ____________________

                                   Copy to:
                             THOMAS C. KLEIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (650) 493-9300

                             ____________________


================================================================================


                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                                     PROPOSED   PROPOSED
TITLE OF                               MAXIMUM        MAXIMUM    MAXIMUM
SECURITIES                             AMOUNT        OFFERING   AGGREGATE     AMOUNT OF
TO BE                                   TO BE        PRICE PER  OFFERING    REGISTRATION
REGISTERED                           REGISTERED        SHARE      PRICE          FEE
----------------------------------------------------------------------------------------
Common Stock(1)
  $0.001 par value...........     950,000 shares(2)   $2.25    $2,137,500      $631(3)

(1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(2) Represents shares issuable upon exercise of options that have not yet been granted under the Registrant's 1998 Incentive Stock Option Plan as of the date of this Registration Statement.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq National Market on June 22, 1998.

                             APPLIED IMAGING CORP.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Applied Imaging Corp. (the "Registrant") with the Securities and Exchange Commission:

     (1) The Registrant's Registration Statement on Form S-1 (file no. 333-6703) under the Securities Act of 1933, as amended (the "Securities Act"), as declared effective on November 7, 1996.

     (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as declared effective on November 7, 1996.

     (3) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on June 5, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (4) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     (5) The Registrant's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 1998.

     (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------
     Not applicable

ITEM 8. EXHIBITS.
        -------------

Exhibit
Number                                  Description
-------  ----------------------------------------------------------------------------------
 4.1     1998 Incentive Stock Option Plan and form of Stock Option Agreement thereunder.
 5.1     Opinion of counsel as to legality of securities being registered.
23.1     Consent of counsel (contained in Exhibit 5.1).
23.2     Consent of KPMG Peat Marwick LLP, Independent Auditors
24.1     Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS.
        ------------

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Applied Imaging Corp., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 26th day of June, 1998.

                                    APPLIED IMAGING CORP.

                                    By: /s/ Jack Goldstein, Ph.D.
                                        -------------------------
                                         Jack Goldstein, Ph.D.,
                                         Chief Executive Officer
                                         (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Goldstein, Ph.D. and Michael Braden, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                          Date
/s/ Jack Goldstein, Ph.D.    Chief Executive Officer (Principal            June 26, 1998
---------------------------  Executive Officer)
(Jack Goldstein, Ph.D.)

/s/ Michael Braden           Corporate Controller                          June 26, 1998
---------------------------  (Principal Financial and Accounting Officer)
(Michael Braden)

/s/ John F. Blakemore        Director                                      June 26, 1998
---------------------------
(John F. Blakemore, Jr.)

/s/ Gilbert J.R. McCabe      Director                                      June 26, 1998
---------------------------
(Gilbert J.R. McCabe)

/s/ Thomas C. McConnell      Director                                      June 26, 1998
---------------------------
(Thomas C. McConnell)

                             Director
---------------------------
(Andre F. Marion)

/s/ Robert C. Miller         Director                                      June 26, 1998
---------------------------
(Robert C. Miller)

/s/ G. Kirk Raab             Director                                      June 26, 1998
---------------------------
(G. Kirk Raab)

                               INDEX TO EXHIBITS


Exhibit                                    Description
Number
-------  -------------------------------------------------------------------------------------
 4.1     1998 Incentive Stock Option Plan and form of Stock Option Agreement thereunder.
 5.1     Opinion of counsel as to legality of securities being registered.
23.1     Consent of counsel (contained in Exhibit 5.1).
23.2     Consent of KPMG Peat Marwick LLP, Independent Auditors.
24.1     Power of Attorney (see page II-4).